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                               CONTRACT OF LEASE

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

  THIS AGREEMENT, made and entered into on the dates hereinafter set forth, by and between:

  PMD INVESTMENTS, a joint venture, appearing hereby through its duly authorized representatives, whose mailing address is declared to be 5945 Hickory Ridge, Baton Rouge, Louisiana 70817, hereinafter referred to as "LANDLORD; and

  MD HEALTHSHARES PATIENT'S CHOICE, a corporation domiciled in the Parish of Orleans, State of Louisiana, whose mailing address is 12021 Bricksome Ave., Baton Rouge, Louisiana 70816, and whose tax identification number is 72-130-1480, hereinafter referred to as "TENANT", provides as follows:

                              W I T N E S S E T H:

  LANDLORD and TENANT enter into this agreement on the following terms and conditions:

  1. PREMISES.

  LANDLORD does hereby lease to TENANT, and TENANT does hereby lease from LANDLORD, delivery of possession of which is hereby acknowledged, that certain property described as Lots 42 and 43, Wellington Park Subdivision, Baton Rouge, Louisiana, with municipal address of 12021 Bricksome Avenue, Baton Rouge, Louisiana 70816, hereinafter referred to as the "LEASED PREMISES"; said LEASED PREMISES containing approximately 6,250 square feet.

2.  TERM.

  This lease is made for a period of twenty-four (24) months, beginning the 1st day of July, 1997 and ending the last day of June, 1999.

3.  RENT.

  This lease is made for an annual rental of Sixty Five Thousand Six Hundred Twenty Five and No/100 ($65,625.00) Dollars, payable monthly in the amount of Five Thousand Four Hundred Sixty Eight and 75/100 ($5,468.75) Dollars per month, due on the first day of each month, made payable to LANDLORD, and mailed or delivered to LANDLORD addressed as follows:

     PMD Investments
     12032 Bricksome Ave.
     Baton Rouge, LA 70816
     Attention:  Mr. Raymond G. Post, Jr.
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  If rent is received by LANDLORD after the tenth day of any month, these TENANT shall pay $250.00, immediately, as additional rent for that month.

4.  DEPOSIT OF CASH SECURITY.

  A. TENANT has deposited with LANDLORD an amount equal to one (1) month's rent as security for the performance by TENANT of the terms and provisions of this LEASE. The parties agree that LANDLORD may apply, use or retain all or any part of the said security deposit to the extent necessary for the payment of any rent and additional rent or other sum as to which TENANT is in default or for any sum which LANDLORD may expend or may be required to expend because of TENANT's default as to any of the terms and provisions of this lease, including, but not limited to, any deficiency or damages in the reletting of the LEASED PREMISES, regardless of whether such damages or deficiency occurred before or after summary proceedings or other reentry by LANDLORD except as otherwise provided in this lease.

  B. The parties further agree that if TENANT complies with all of the terms and provisions of this lease, the security shall be returned to TENANT within thirty
(30) days after the date fixed as to the termination of the lease and after delivery of possession of the leased premises to LANDLORD, whichever occurs last.

  C. LANDLORD shall, in case of a sale or lease of the property of which the LEASED PREMISES are a part, have the right to transfer the security to the purchaser or new lessee and shall thereupon be relieved of all liability for the return of said security. TENANT shall look to the new LANDLORD first then the original Landlord if unable to recover the of said security.


5.  USE OF PREMISES.

  TENANT may occupy and use the LEASED PREMISES legally and for a business office and for no other purpose. LANDLORD shall provide TENANT herein parking facilities in the parking area contiguous to the building located on the LEASED PREMISES, including the right to ingress and egress. TENANT shall not permit the number of vehicles parked at the LEASED PREMISES to exceed the number of paved and marked parking spaces available. TENANT shall not make any use of the LEASED PREMISES in violation of any statutes, ordinances, laws or subdivision, municipal or other governmental regulation. TENANT shall not permit any hazardous substances on or about the premises or increase the fire or insurance hazard by any use thereof. LANDLORD warrants, based on its current knowledge, information and belief, that the LEASED PREMISES are in compliance with applicable state and federal laws, rules and regulations, including, but not

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limited to the American with Disabilities Act (ADA), and LANDLORD shall be responsible for maintaining said compliance with such laws, rules and regulations now or hereafter affected during the term of the lease and any renewals and extensions thereof.

  The TENANT shall not, during the terms of this lease or any extension thereof, remove from the LEASED PREMISES any personal property that is or has been affixed to said LEASED PREMISES by the LANDLORD without the written consent of the LANDLORD. TENANT may remove personal property so affixed by TENANT, but shall reimburse LANDLORD for any damage to premises caused by such removal.

6.  REPAIRS, UNKEEP AND MAINTENANCE.

  Except as hereinafter provided, TENANT shall be responsible for, and assumes the maintenance of, the LEASED PREMISES, including the locks, keys, plumbing, glass, heating and air conditioning systems and all other fixtures. During the first sixty (60) days of the initial term of this lease, however, LANDLORD shall be responsible for any repairs or maintenance required to the heating and air conditioning system. At the expiration of that sixty (60) day period, the TENANT shall assume all such responsibility up to the amount of Two Hundred Fifty and No/100 ($250.00) Dollars per occurrence. TENANT's responsibility includes the protection and repair of all of the plumbing. The TENANT's obligation to pay the first Two Hundred Fifty and No/100 ($250.00) Dollars of any needed repair or maintenance shall not be considered an annual deductible, but shall apply in each instance that a repair or maintenance is required. TENANT will maintain a minimum interior temperature of 55 degrees during the winter months in an effort to avoid possible freezing of pipes. TENANT assumes responsibility, and expressly agrees to keep the LEASED PREMISES in as good condition as they were in when received, caring for them as a prudent administrator would care for his own property, normal wear and tear excepted.

  TENANT acknowledges that it has inspected the LEASED PREMISES and they are in good condition. The LEASED PREMISES and appurtenances, including the locks, keys, plumbing, glass, heating and air conditioning systems and all other fixtures are accepted by TENANT in their present condition, except for such repairs and improvements LANDLORD has expressly agreed to make by written provision in this lease. No repairs shall be due TENANT by LANDLORD except; (a) those expressly noted herein; (b) repairs needed to keep roof watertight, and structural repairs to the exterior walls and foundation, except those damages caused by the neglect of the TENANT, TENANT's agents, employees, business invitees or any other person.

  To the extent that any warranty may exist with respect to any fixture or equipment installed at the LEASED PREMISES, LANDLORD agrees to assign to TENANT any and all such warranties applicable

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for the duration of this lease; however, LANDLORD does not warrant that there are any such warranties.

7.  HAZARDOUS SUBSTANCES.

  During the term of this lease, TENANT and their employees shall use their best efforts to keep the LEASED PREMISES free from any and all hazardous substances. TENANT agrees to notify LANDLORD immediately of any and all hazardous substances in, on or about the LEASED PREMISES irrespective of the cause of such.

8.  RENOVATIONS, ALTERATIONS AND IMPROVEMENTS.

  TENANT shall not construct any improvements on or make any renovations or alterations to the LEASED PREMISES without first obtaining the written consent of LANDLORD, such consent not to be unreasonably withheld. All such renovations, alterations, and improvements constructed by TENANT shall become the property of LANDLORD upon expiration or termination of this lease unless LANDLORD requires removal of all or part of such improvements by TENANT, in which event such improvements as may be designated by LANDLORD shall be removed by TENANT, at TENANT's expense, within thirty (30) days of the expiration or termination of this lease. If LANDLORD requires the removal of all or part of such improvements by TENANT and the TENANT nevertheless refuses to do the removal, said improvements shall become the property of LANDLORD, who shall be free to dispose of said improvements without liability to the TENANT. Damages, if any, caused by such removal shall be repaired at TENANT's expense, so long as removal is done by a licensed contractor using reasonable care to effect the removal in a workmanlike manner.

  Prior to the commencement of any of the renovations, alterations, or improvements described hereinabove, TENANT shall promptly notify LANDLORD, in writing, of all construction work being undertaken or planned, the costs and expenses thereof, all purchase orders or agreements therefor, and the dates upon which TENANT shall pay such costs and expenses. Upon request by LANDLORD, TENANT shall promptly furnish LANDLORD with copies of all such documents. All renovations, alterations, or improvements shall be done in a thoroughly workmanlike manner and at the sole cost and expense of TENANT, all of which costs and expenses shall be promptly and timely paid by TENANT.


9.  BONDING OUT LIENS.

  In the event TENANT makes any renovations, alterations, or improvements as provided herein, and a laborer's or materialman's lien is filed against the LEASED PREMISES or any part thereof as a result of said renovations, alterations, or improvements, TENANT shall promptly deposit with the recorder of mortgages of East Baton

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Rouge Parish, Louisiana, a bond guaranteeing payment of said lien in accordance with Louisiana Revised Statute 9:4835, as amended.


10.  UTILITIES, ETC.


  TENANT will, at its own cost and expense, pay all garbage, sewerage, water, gas, heat, electricity, and other utilities, which shall be directly billed to TENANT and TENANT shall pay the provider of same directly, and TENANT will save and hold LANDLORD harmless from any charge or liability for same. In the event TENANT fails to pay the provider, LANDLORD shall have the option, but not the obligation to pay the provider, and TENANT shall reimburse LANDLORD promptly on demand for same as additional rent.

  TENANT shall provide at their own cost and expense monthly pest control for the LEASED PREMISES.

  LANDLORD shall furnish, continuously throughout the term hereof, by and at its cost and expense, the exterior lawn and grounds maintenance for the LEASED PREMISES. The lawn shall be mowed on an "as needed" basis, except that during peak growing season, the lawn shall be mowed on a weekly basis.

11.  PAYMENT OF TAXES.

  TENANT agrees to pay or reimburse LANDLORD promptly on demand as additional rent their pro rata share of any and all ad valorem or other taxes or public assessments applicable to the LEASED PREMISES. TENANT agrees to pay or reimburse LANDLORD promptly for all increases in ad valorem taxes resulting from improvements constructed on the LEASED PREMISES by TENANT. The payment or reimbursement due under this paragraph shall either be amortized on an annual basis and added to the amount of monthly rent or paid in a lump sum, at TENANT's option.


12.  ASSIGNMENT AND SUBLEASE.

  TENANT shall not have the right to sublease and/or assign any portion of the LEASED PREMISES or this lease without first obtaining the written consent of LANDLORD, which consent shall not be unreasonably withheld. As a condition to LANDLORD's consent, any such sublease or assignment must be in writing, a copy of which must be sent to LANDLORD and approved in form by LANDLORD. No assignment or sublease shall operate as a release of the obligations of TENANT contained herein.


13.  INSURANCE

  LANDLORD shall obtain and maintain fire and extended coverage insurance on the LEASED PREMISES and such insurance shall be for the sole benefit of LANDLORD. All proceeds, payments, and rights

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to proceeds and payments made by an insurer pursuant to said policy or policies are payable only to LANDLORD and TENANT shall not be a beneficiary of said policy or policies. Any insurance payments or proceeds shall be used to repair and restore, to the extent possible, the LEASED PREMISES to their pre-damage condition; however, the cost of said repairs shall not exceed the amount of the insurance payments or proceeds actually received. Upon TENANT's written request, LANDLORD shall furnish TENANT with a certificate of insurance evidencing the coverage required by this paragraph. Should any such policy of insurance be cancelled or allowed to expire, TENANT has the option, but not the obligation, of obtaining such insurance coverage in the amounts previously carried by LANDLORD, the cost of which can be deducted from the rent due hereunder.

  For the mutual protection of LANDLORD and TENANT, TENANT agrees to secure and keep in force, during the term of this lease, such general public liability and property damage insurance as shall protect them and the LANDLORD from any and all claims for personal injury, including death, and for property damage, which may arise from TENANT's operations on the LEASED PREMISES. The amount of such public liability insurance shall not be less than Five Hundred Thousand and No/100 ($500,000.00) Dollars, for injuries, including death, to any one person, and not less than One Million and No/100 ($1,000,000.00) Dollars aggregate as a result of any one accident. General liability insurance for property damages shall be in an amount not less than Five Hundred Thousand and No/100 ($500,000.00) Dollars for any one accident. TENANT shall carry an Employer's Liability and Workers' Compensation Liability Insurance policy for full coverage and protection against liability to employees.

  TENANT shall, at its own cost and expense, obtain and maintain such other insurance as it deems desirable on the property and improvements of TENANT located on or about the LEASED PREMISES.

  Prior to, upon or subsequent to the commencement of this Contract of Lease, TENANT, upon demand by LANDLORD, shall furnish certificates of all insurance policies required in connection with this agreement as aforesaid, which policies shall be issued to TENANT and/or LANDLORD, as their interests may appear, together with certificates certifying to LANDLORD that all said insurance is in force and that said insurance will not be canceled or otherwise changed or modified during the term of this agreement without notifying LANDLORD in writing at least thirty (30) days in advance of such cancellation.

  After cancellation for any reason, LANDLORD has the option, but not the obligation, of obtaining insurance coverage for the benefit of TENANT, the cost of which TENANT must pay and reimburse LANDLORD promptly upon demand as additional rent.

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  LANDLORD and TENANT each hereby release the other, and their agents and employees, from any claim for damages or destruction to the LEASED PREMISES or the contents thereof belonging to either, caused by fire or any other peril covered by extended coverage insurance whether due to the negligence of either of them or otherwise; the intent being that this agreement shall be binding upon the respective insurance companies carrying such fire and extended coverage on either the premises or the contents thereof.

  TENANT shall reimburse LANDLORD for any damage to the LEASED PREMISES due to the negligence of the TENANT other than damages covered by the insurance described herein, as additional rent, within thirty (30) days of presentation of an invoice for repairs. Failure to reimburse LANDLORD within thirty (30) days will allow the LANDLORD to use the cash security for this purpose.

  14. DESTRUCTION OF PREMISES

  If the LEASED PREMISES be destroyed or damaged by fire or otherwise during the term of this lease, LANDLORD shall restore the LEASED PREMISES to substantially its former condition as promptly as is reasonably possible, the cost of which is limited to insurance payments or proceeds actually received as provided above. During any period in which TENANT is unable to occupy the premises on account of such damage, the rent due under this lease for said period shall be abated. Should the damage by fire or otherwise substantially reduce the use of the LEASED PREMISES by the TENANT, but does not wholly prevent the reasonable use thereof, then, in such case, the rents due under this lease shall be abated in proportion to the diminished utility of the LEASED PREMISES.

  If the LEASED PREMISES are destroyed by fire or other casualty, rendering the premises untenantable and the premises cannot be restored within a period of ninety (90) days following such fire or other casualty, either party may terminate this lease upon written notice to the other party thereto. Any such termination will be effective as of the date of the occurrence of such fire or other casualty. If the TENANT should not then be in default, LANDLORD will refund to TENANT rents paid in advance for such a period of time subsequent to such fire or other casualty.

  15. INDEMNITY

  TENANT's assuming possession of the LEASED PREMISES constitutes an admission that TENANT has examined them and found them in good and safe condition at that moment. TENANT agrees to indemnify LANDLORD and save and hold LANDLORD harmless from all damages, claims, and liability whatsoever for loss, injury or damage (including costs and reasonable attorney's fees) to any person(s) whomsoever or to the property of TENANT or others arising from the present or future condition or upkeep and maintenance of the LEASED PREMISES or arising out of the occupancy, use, condition

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or state of repair of the LEASED PREMISES caused by TENANT, TENANT's agent, employees, business invitees, or any other person and TENANT expressly assumes all such liability therefor.

  16. IMAGE REQUIREMENT.

  TENANT shall maintain the LEASED PREMISES in a clean and orderly condition to the satisfaction of LANDLORD, including, but not limited to, the regular removal of garbage and other rubbish from the parking area on an "as needed" basis as it appears, maintaining outdoor lighting, and keeping the premises clean and free from any and all garbage and obstructions. TENANT shall not make excessive use of outdoor advertising materials, so as to detract from the overall image and appearance.

  TENANT will not cause or permit any nuisance to continue upon the LEASED PREMISES caused by any acts or omissions of TENANT, TENANT's agents or employees.

  TENANT will not permit any sign, advertisement or notice to be inscribed, painted or affixed on any part of the outside or inside of said building without LANDLORD's prior written consent.

  17. INSPECTION OF LEASED PREMISES AND OTHER.

  The LANDLORD and his agents shall have the right, but not the obligation, to enter upon and inspect all parts of the LEASED PREMISES during the standard business hours of TENANT or by appointment (except emergency conditions dictate otherwise) for any lawful purpose; provided, however, that the foregoing shall be done without substantial interruption to or interference with the business being transacted therein. LANDLORD may place any signs or markings on or about the LEASED PREMISES relating to the leasing, sale or other disposition of the LEASED PREMISES or any part thereof. LANDLORD shall also be entitled to allow others to inspect the LEASED PREMISES in the event of any prospective lease, sale or other disposition of the LEASED PREMISES or any part thereof upon the giving of advance notice to TENANT.

  18. DEFAULT.

  At the option of LANDLORD, the rent for the unexpired term of this lease shall become due if any of the following listed events occur and TENANT fails to remedy same after having been given ten (10) days' prior written notice at the address herein designated:

(a) If TENANT fails to pay the rent, additional rent or expenses assumed by TENANT in this lease promptly, as stipulated.

(b)  IF TENANT is adjudicated as bankrupt or put into receivership.

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(c)  If TENANT fails to comply with any of the provisions and/or conditions contained herein.

(d) If the LEASED PREMISES are abandoned or cease to be actively occupied and used for business purposes for a period in excess of thirty (30) days.

(e) If any lien, privilege or other encumbrance is imposed or is filed against the LANDLORD or the LEASED PREMISES or any portion thereof as a result of any act or omission by TENANT.

  If any event listed above occurs, LANDLORD shall have the further options to cancel this lease immediately, or proceed for past due installments of rent only, reserving the right to proceed for remaining installments later.

  If TENANT fails or refuses to permit LANDLORD to reenter the premises, LANDLORD shall have the right to evict TENANT in accordance with provisions of Louisiana law, without forfeiting any of LANDLORD'S rights under this lease.

  ATTORNEY'S FEES.

  In the event it should become necessary for LANDLORD to take any action to enforce any of the terms, covenants, conditions or provisions of this lease, or to recover any of the amounts due hereunder, as rent or otherwise, TENANT agrees to pay all costs and expenses thereof, including reasonable fees of any attorney engaged by LANDLORD in connection therewith, provided LANDLORD prevails in its enforcement action.

  Should TENANT fail to pay any sums due to LANDLORD under this lease, such sums shall bear interest at the rate of twelve percent (12%) per annum from date due until paid.

  In the event it should become necessary for TENANT to take any action to enforce any of the terms, covenants, conditions or provisions of this lease, LANDLORD agrees to pay all costs and expenses thereof, including reasonable fees of any attorney engaged by TENANT in connection therewith, provided TENANT prevails in its enforcement action.

  20. NOTICES, ETC.

All notices, demands and correspondence made necessary by the provisions of this lease shall be in writing and shall be deemed to be properly given, served or addressed to, if and when delivered by hand and receipt thereof acknowledged or sent by United States mail, registered or certified mail, return receipt requested, directed as follows:

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     To LANDLORD:  PMD Investments
                   5945 Hickory Ridge
                   Baton Rouge, LA 70818
                     Attention: Mr. Ted Dove

     To TENANT:    MD Healthshares  Patient's Choice
                   12021 Bricksome Ave.
                   Baton Rouge, LA 70816

     21. OPTION TO RENEW.

     TENANT shall have the exclusive right, privilege and option to renew this lease under the same terms and conditions herein contained for two (2) additional term(s) of twelve (12) months each, commencing on the last day of the original term, provided that TENANT gives written notice to LANDLORD not later than one hundred twenty (120) days prior to the expiration of the original term or any renewal term as set forth in this agreement. The rental rate shall escalate for each renewal term by the cumulative total of no less than: (a) the annual Local Consumer Price Index plus other direct costs, such as taxes, assessments, etc., not previously added to the lease rental amount since the initial occupancy by the TENANT in the premises, or (b) may be negotiated at a different rate.

     22. OCCUPANCY BEYOND THE EXPIRATION OF THE TERM.

     In the event TENANT fails to give LANDLORD a notice of its intention to renew the lease as provided for above, but remains in possession of the LEASED PREMISES beyond the expiration of the term, this lease shall be deemed to have been extended for an additional one hundred twenty days (120) days (hereafter, the "Extension"), and said Extension shall continue thereafter for additional one hundred twenty (120) day periods until a written notice is given to LANDLORD by TENANT of TENANT's intention to terminate the lease. Under no circumstance shall TENANT be allowed to terminate the lease that is being maintained under an Extension as provided in this paragraph on less than one hundred twenty (120) days advance notice. If TENANT's occupancy of the premises shall continue under an Extension, then the rental rate for each Extension period of the TENANT's occupancy shall increase in the manner provided for in paragraph 21 above, plus an additional five (5%) percent of the increased monthly lease rate.

     In the event occupancy being maintained under an Extension is abandoned by TENANT without a one hundred twenty (120) day advance notice to LANDLORD of TENANT's intent to vacate the premises, then TENANT shall be liable unto LANDLORD for liquidated damages in an amount equal to four (4) months rent, based on the rental rate then in effect.

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     Any occupancy under an Extension shall be subject to all other conditions, provisions, and obligations of this lease and TENANT shall indemnify LANDLORD against loss or liability resulting from TENANT'S delay in so surrendering the LEASED PREMISES including, but not limited to, reasonable attorney's fees and any claim made by a succeeding TENANT founded on such delay.

     23. WAIVER.

     The waiver by either LANDLORD or TENANT of any breach of any term, covenant, condition or provision herein contained shall not be deemed to be a waiver of such term, covenant, condition or provision with respect to any preceding or subsequent breach of the same or any other term, covenant, condition or provision hereunder.

     No term, covenant, condition or provision of this lease shall be deemed to have been waived by a party, unless such waiver be in writing by such party. Failure to strictly and promptly enforce any of the conditions of this lease shall not operate as a waiver of any of rights of either party hereunder.

     24. LANDLORD'S RIGHT TO CURE DEFAULTS.

     LANDLORD, at any time and without notice, may, but shall not be obligated to, cure any default by TENANT of any of TENANT's obligations under this lease; and whenever LANDLORD so elects, all costs and expenses incurred by LANDLORD in curing any default, including, but not limited to, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the rate specified in paragraph 19 herein, shall be paid by TENANT to LANDLORD on demand, and shall be recoverable as additional rent.

     25. SURRENDER OF PREMISES.

     TENANT shall surrender possession of the premises at the end of the term hereof or any renewals or extension hereof in substantially as good a condition as when received, ordinary wear and tear and damage by fire, casualty or the element excepted, free of any hazardous substances not present at the inception of the lease.

     26. COVENANT OF QUIET ENJOYMENT.

     LANDLORD covenants that at all times when TENANT is not in default under and during the term of this lease, TENANT's quiet and peaceable enjoyment of the premises shall not be unreasonably disturbed or interfered with by LANDLORD or any person claiming by, through or under LANDLORD.

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     27. ENTIRE AGREEMENT, ETC.

     This agreement contains the entire understanding between the parties and shall not be modified in any manner except by an instrument in writing signed by the parties hereto, and shall be binding upon and inure to the benefit of the successors and assigns of the respective parties. Time is of the essence to this agreement and the performance of all of the obligations herein. This agreement shall be governed under the laws of the State of Louisiana.

     Signed by LANDLORD on the dates hereinafter set forth, in the undersigned witnesses. This instrument may be executed in counterpart copies, each of which shall be deemed an original for all purposes.

WITNESSES TO LANDLORD:                LANDLORD:  PMD INVESTMENTS

/S/ [Signature]                       BY:  /s/ Ted E. Dove
-----------------------                    ---------------
/S/ [Signature]                          Ted E. Dove
-----------------------                  Date:  6/2/97

/S/ [Signature]                       BY: /s/ Raymond G. Post, Jr.
-----------------------                   ------------------------
                                         Raymond G. Post, Jr.
/S/ [Signature]                          Date: 6/2/97
-----------------------
/S/ [Signature]                       BY:  /s/ James Moore
-----------------------                    ---------------
                                         James Moore
                                         Date: 6/1/97

     Signed by TENANT on this 29th day of May, 1997, in the presence of the undersigned witnesses. This instrument may be executed in counterpart copies, each of which shall be deemed an original for all purposes.

WITNESSES TO TENANT:                  TENANT: MD HEALTHSHARES
                                    PATIENT'S CHOICE

/S/ [Signature]                       BY:  /s/ Thomas P. McCabe
-----------------------                    --------------------
                                         Thomas P. McCabe, Interim Chief
                                         Executive Officer

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